Testing the Waters Materials Related to Series #92TIGER

From the Rally App:

#92TIGER

'92 TIGER WOODS DEBUT TICKET (FULL)

THIS INITIAL OFFERING IS COMING SOON!

NISSAN
NISSAN

CURRENT VALUE: $70,000

OFFERING FOR THIS ASSET IS NOT YET SCHEDULED. CHECK BACK SOON

DETAILS GALLERY LEGAL

DESCRIPTION OF SERIES 1992 TIGER WOODS DEBUT TICKET

Investment Overview

•Upon completion of the Series #92TIGER Offering, Series #92TIGER will purchase a 1992 Nissan L.A. Open Tiger Woods Debut Ticket graded PSA 6 for Series #92TIGER (The “Series 1992 Tiger Woods Debut Ticket” or the “Underlying Asset” with respect to Series #92TIGER, as applicable), the specifications of which are set forth below.

•Tiger Woods is a professional golfer with 82 career PGA Tour Victories, 15 major victories, and is widely considered one of the greatest and most dominant golfers of all time.

•Woods became the youngest PGA golfer in 35 years at the age of 16, competing in the Nissan Los Angeles Open in February 1992 and missing the 36-hole cut.

•The Underlying Asset is a 1992 Nissan L.A. Open Tiger Woods Debut Ticket graded PSA 6.

Asset Description

Overview & Authentication

•Eldrick “Tiger” Woods was born in Cypress, California in 1975.

•In 1994, Woods became the youngest-ever winner of the U.S. Amateur Championship.

•In 1997, at the age of 21, Woods won the Masters Tournament — his first career Major win.

•In 2019, Woods won the Masters Tournament after an 11-year win-less drought.

•Woods is tied with Sam Snead for the most all-time PGA Tour victories with 82.

•From 1998-2005, Woods made the cut in 142 consecutive PSA Tour events, breaking the previous record of 113.

•In 2008, Businessweek named Woods No. 1 in their list of the most influential people in sports.

•In 2009, Woods was named AP Athlete of the Decade.

•The Underlying Asset has been issued a grade of 6 by Professional Sports Authenticators (PSA) with Certification No. 63546440.

Notable Features

•The Underlying Asset is a 1992 Nissan L.A. Open Tiger Woods Debut Ticket graded PSA 6.

•The Underlying Asset is 1 of 2 1992 Nissan L.A. Open Tiger Woods Debut Full Ticket examples graded PSA 6 with none higher.

Notable Defects

•The Underlying Asset’s condition is consistent with its condition grade from PSA.

Details

Series 1992 Tiger Woods Debut Ticket
Sport	Golf
Professional League	PGA
Player	Tiger Woods
Date	February 23 – March 1,1992
Memorabilia Type	Full Ticket

Event	Nissan Los Angeles Open
Rarity	1 of 2 (PSA 6 Full Ticket)
Authentication	Professional Sports Authenticators (PSA)
Grade	6
Certification No.	63546440

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 1992 Tiger Woods Debut Ticket going forward.

#92TIGER | $70K

COMPARABLE ASSET VALUE

ASSET VALUE	TRANSACTIONS
+3483.3%	3

RIVIERA COUNTRY CLUB

#92TIGER | *Visuals*

Woods required a sponsor's exception to compete in the 1992 Nissan Los Angeles Open due to his youth and amateur status.

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#92TIGER | *Timeline*

Dec. 1975 Eldrick “Tiger” Woods is born in Cypress, California.

Feb. 1992 Woods becomes the youngest PGA golfer in 35 years at the age of 16, competing in the Nissan Los Angeles Open and missing the 36-hole cut. #92TIGER is a ticket from that event.

Sep. 1996 Woods becomes the youngest-ever winner of the U.S. Amateur Championship.

Apr. 1997 At the age of 21, Woods wins the Masters Tournament — his first career Major win.

Dec. 2000 Woods is named the AP Male Athlete of the year for the third time in four years.